Exhibit 99.1

Cambridge Research & Instrumentation, Inc.

Financial Statements

March 31, 2010

Cambridge Research & Instrumentation, Inc.

Index

March 31, 2010

Report of Independent Auditors

To the Board of Directors and Stockholders of
Cambridge Research & Instrumentation, Inc.

In our opinion, the accompanying balance sheet and the related statement of operations, changes in stockholders’ deficit and cash flows present fairly, in all material respects, the financial position of Cambridge Research & Instrumentation, Inc. (the “Company”) at March 31, 2010 and the results of its operations and its cash flow for the year then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

\s\ PricewaterhouseCoopers LLP

June 25, 2010
Boston, Massachusetts

1

Cambridge Research & Instrumentation, Inc.

Balance Sheet

March 31, 2010

Assets
Current assets
Cash and cash equivalents	$2,109,827
Accounts receivable, net of allowance for doubtful accounts of $94,907	2,700,106
Inventories	1,917,762
Prepaid expenses and other current assets	181,616
Total current assets	6,909,311
Restricted cash	153,000
Deferred financing costs	230,525
Property and equipment, net	490,587
Total assets	$7,783,423

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of related party notes payable	$240,000
Current portion note payable	80,000
Current portion of capital lease obligations	34,652
Current portion of legal settlement	650,175
Line of credit	900,000
Accounts payable	929,799
Accrued employee compensation and benefits	549,940
Accrued warranty	196,954
Other accrued liabilities	356,735
Deferred revenue	350,657
Total current liabilities	4,288,912

Related party notes payable, less current portion	1,236,328
Note payable, less current portion	2,920,000
Deferred revenue, less current portion	183,840
Accrued employee compensation and benefits	364,365
Capital lease obligations, less current portion	38,238
Legal settlement, less current portion	1,209,522
Total liabilities	10,241,205

Commitments and contingencies (Notes 6 and 9)
Stockholders’ deficit
Common stock, $0.01 par value; 4,500,000 shares authorized; 2,058,922 shares issued, 1,989,590 shares outstanding	20,589
Additional paid-in capital	15,158,051
Treasury stock; 69,332 shares, at cost	(366,641)
Accumulated deficit	(17,269,781)
Total stockholders’ deficit	(2,457,782)
Total liabilities and stockholders’ deficit	$7,783,423

The accompanying notes are an integral part of these financial statements.

2

Cambridge Research & Instrumentation, Inc.

Statement of Operations

Year Ended March 31, 2010

Revenues
Products and services	$13,031,278
Funded research	1,819,524
Total revenues	14,850,802
Operating expenses
Costs of products and services	4,845,493
Selling, general and administrative	7,964,807
Research and development, including cost of funded research	3,682,952
Total operating expenses	16,493,252
Operating loss	(1,642,450)
Interest income	422
Interest expense	(657,488)
Loss before provision for income taxes	(2,299,516)
Provision for income taxes	—
Net loss	$(2,299,516)

The accompanying notes are an integral part of these financial statements.

3

Cambridge Research & Instrumentation, Inc.

Statement of Changes in Stockholders’ Deficit

Year Ended March 31, 2010

			Additional				Total
	Common Stock		Paid-in	Treasury Stock		Accumulated	Stockholders’
	Shares	Par value	Capital	Shares	Cost	Deficit	Deficit

Balance at March 31, 2009	2,058,922	$20,589	$14,948,721	(69,332)	$(366,641)	$(14,970,265)	$(367,596)
Issuance of share-based compensation	—	—	209,330	—	—	—	209,330
Net loss	—	—	—	—	—	(2,299,516)	(2,299,516)
Balance at March 31, 2010	2,058,922	$20,589	$15,158,051	(69,332)	$(366,641)	$(17,269,781)	$(2,457,782)

The accompanying notes are an integral part of these financial statements.

4

Cambridge Research & Instrumentation, Inc.

Statement of Cash Flows

Year Ended March 31, 2010

Cash flows from operating activities
Net loss	$(2,299,516)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	264,598
Share-based compensation expense	209,330
Amortization of deferred financing costs	64,971
Changes in operating assets and liabilities
Accounts receivable	495,460
Inventories	(160,278)
Prepaid expenses and other current assets	(4,990)
Accounts payable	(236,730)
Accrued expenses	(94,151)
Deferred revenue	334,860
Legal settlement	1,859,697
Net cash provided by operating activities	433,251
Cash flows from investing activities
Purchase of property and equipment	(221,375)
Net cash used in investing activities	(221,375)
Cash flows from financing activities
Payments on capital lease obligations	(26,963)
Net cash used in financing activities	(26,963)
Net increase in cash and cash equivalents	184,913
Cash and cash equivalents, beginning of year	1,924,914
Cash and cash equivalents, end of year	$2,109,827
Supplemental disclosures
Cash paid for interest	$657,488
Cash paid for taxes	16,084

Supplemental disclosure of noncash transactions

During the year ended March 31, 2010, the Company entered into agreements to lease capital equipment in the amount of $74,034.

During the year ended March 31, 2010, the Company transferred equipment with a net book value of $3,545 to inventory.

The accompanying notes are an integral part of these financial statements.

5

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

1.                            Nature of Operations

Cambridge Research & Instrumentation, Inc. (the “Company” or “CRi”) was incorporated in Massachusetts on May 15, 1985.  On March 17, 1999, the Company reincorporated in the State of Delaware.

The Company is in the business of designing, manufacturing, and distributing advanced biomedical imaging solutions.  CRi has developed enabling technology that addresses markets in life science research and pharmaceutical drug development.  CRi’s enabling technology uses multispectral imaging and automated image analysis to detect and quantitate multiple proteins in intact tissue sections, thereby merging histopathology, molecular biology, and protein chemistry into a powerful new tool for cancer research and targeted therapy development, including combinatorial therapies.  In addition to capturing the presence of multiple proteins simultaneously, CRi technology quantitates protein levels on a cell-by-cell basis, revealing precise cancer cell phenotypes across intact tissues.  Multiple stages of drug development benefit from CRi technology, ranging from basic preclinical research to improving medical products.  The Company also designs, manufactures and sells, birefringement imaging systems and optical components for a variety of applications.

The Company’s future results of operations involve a number of risks and uncertainties.  Factors that could affect the Company’s future operating results and cause actual results to differ materially from expectations include, but are not limited to, development by the Company or its competitors of technological innovations, dependence on few customers, competition, new products, changes in regulations, strategic relationships, dependence upon key personnel, the results of regulatory reviews, protection of proprietary technology, the ability to transition from pilot-scale manufacturing to large-scale production of products and the Company’s ability to fund and manage growth.

If the Company is not able to obtain sufficient cash flows from operations, management may need to take measures to reduce its expenditures in order to maintain operations.  The Company has the ability and intent to reduce expenditures if necessary.

2.                            Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include cash and money market funds.  The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Restricted Cash

Restricted cash represents cash held on deposit which is collateral for an outstanding letter of credit relating to the Company’s lease of office and manufacturing space.

Concentration of Credit and Business Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of trade accounts receivable and cash and cash equivalents.  The Company invests its cash in highly rated financial institutions.  The Company extends credit based on an evaluation of the customer’s financial condition without requiring any collateral.

6

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

The Company has contracts with the United States Government that accounted for 12% of total revenue for the year ended March 31, 2010.  One commercial customer accounted for 11% of the Company’s product revenue for the year ended March 31, 2010.  There is no concentration of credit due to the fact that this major customer relationship is winding down.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts receivable represents the Company’s estimate of the amount of probable credit losses in existing accounts receivable.  The Company evaluates the allowance on a periodic basis based on historical write-off experience as well as a complete review of balances past due.  Accounts receivable are charged off against the allowance when the Company believes that the receivable will not be recovered.

Inventories

Inventories, principally purchased components, are stated at the lower of cost (determined on a first-in, first-out basis) or market value.  The cost of inventories is determined on a weighted average actual cost basis.  The Company’s products, including the Company’s inventories, are subject to technological change or obsolescence; therefore, utilization of existing inventories and realization of carrying amounts may differ from the Company’s estimates.

Shipping and Handling Costs

The Company classifies shipping and handling costs, which consist primarily of costs incurred to transport products to the customer, as a component of operating expense in the statement of income.  Total shipping and handling costs were approximately $23,000 for the year ended March 31, 2010.

Revenue Recognition

Revenue related to product sales is recognized upon shipment provided that title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, the sales price is fixed or determinable, collection of the related receivable is reasonably assured and customer acceptance criteria, if any, have been successfully demonstrated.  Deferred revenue represents shipments to distributors and end user customers as well as warranty services where the Company has future obligations to present goods and services conforming to specifications.  Revenue will be recognized once the future obligations are fulfilled which is shortly after the deferred revenue balance is established.  Provisions are made for estimated sales returns and warranty costs at the time of sale.

Funded research revenue relates to government contracts and is recorded as the related services are performed and amounts earned.  Costs associated with funded research revenue are recorded as research and development expense and approximate the corresponding amount of revenue.

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Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

Property and Equipment

Property and equipment are stated at cost.  Provisions for depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.  Betterments and major renewals are capitalized and included in property and equipment while expenditures for maintenance and repairs and minor renewals are charged to expense.  When assets are retired or otherwise disposed of, the cost of the assets and related allowances for depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in net income.

The Company records certain products as equipment and amortizes the equipment over a useful life of three years.  The equipment is lent to prospective customers on a trial basis.  For the year ended March 31, 2010, the Company transferred $105,000 from inventory to property and equipment as demo units.  If the equipment is sold, it is transferred out of property and equipment into inventory at its net book value.  For the year ended March 31, 2010, the Company transferred $4,000 back to inventory to be sold.  The units sold run through cost of sales in the same manner as traditional sales.

Research and Development

Research and development costs are expensed as incurred.

Deferred Financing Costs

Costs incurred relating to the financing of long-term debt are deferred and amortized over the life of the related agreement using the effective interest rate method.  The remaining carrying value of deferred costs at March 31, 2010 was $231,000.  Total amortization expense for the year ended March 31, 2010 was $65,000.

Warranty

The Company sells certain of its products to customers with a warranty that provides for replacement or repairs for defects in material and workmanship for a period of one year except for sales of certain optical network component products which have a five-year warranty.  Estimated costs relating to warranty claims are accrued by the Company upon shipment of product based upon historical warranty claim costs.  The change in the warranty liability in the year ended March 31, 2010 is as follows:

Balance at March 31, 2009	$216,954
Increase in liability relating to shipment of products	31,730
Decrease in liability based upon costs to service and expiration of warranties	(51,730)
Balance at March 31, 2010	$196,954

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Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

Income Taxes

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities and expected future tax consequences of events that have been included in the financial statements or tax returns using enacted tax rates in effect for the year in which the differences are expected to reverse.  Under this method, a valuation allowance is used to offset net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the net deferred tax assets may not be realized.  Management annually evaluates the recoverability of net deferred tax assets and the level of adequacy of the valuation allowance.

Uncertain Tax Positions

As of April 1, 2009, the Company adopted the amended accounting principles related to accounting for uncertainty in income taxes (ASC 740, Income Taxes) that provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  This amendment prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  A tax benefit from such uncertain tax positions may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits.  The amendment became applicable to the Company as of April 1, 2009.  Based on its analysis and review of all open tax years of the Company (March 31, 2007 through March 31, 2010), and the current year to be filed, the Company determined that the adoption of this amendment does not have a material impact on the Company’s financial position, results of operations or cash flows.  Prior to the adoption of this amendment the Company recorded its uncertain tax positions when it was probable that the uncertain tax position would result in a liability and it could be reasonably estimated

Share-Based Compensation

On April 1, 2006, the Company adopted the authoritative guidance within ASC 718 related to stock compensation.  This guidance requires all share-based payments to employees to be recognized in the financial statements based on their fair values using an option-pricing model, such as the Black-Scholes model, at the grant date.  The Company has elected to use the prospective method of adoption, which requires compensation expense to be recorded for all stock options granted or modified after the date of adoption.  For share-based payments granted subsequent to date of adoption, compensation expense based on the fair value at the date of grant will be recognized in the statement of income when the related awards vest.  There was no impact on the Company’s financial statements as a result of the adoption of this guidance.

Prior to April 1, 2006, in accordance with ASC 718, the Company applied the intrinsic-value method of accounting prescribed by APB No. 25.  Under the intrinsic-value method, compensation expense is recorded only if the market price of the stock exceeds the stock option exercise price at the measurement date.

Fair Value Measurements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued ASC 820-10, Fair Value Measurements and Disclosures.  ASC 820-10 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  This statement applies to other accounting pronouncements that require or permit fair value measurements.  This statement does not require any new fair value measurements.

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Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

On April 1, 2008, the Company adopted ASC 820-10 for all financial assets and liabilities that are required to be measured on a recurring or nonrecurring basis.  On April 1, 2009, the Company adopted new accounting guidance in ASC 820-10 on the accounting for fair value measurements of nonfinancial assets and liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis.

ASC 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value as follows:

•                       Level 1:  Observable inputs such as quoted prices in active markets for identical assets or liabilities.

•                       Level 2:  Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•                       Level 3:  Unobservable inputs that reflect the reporting entity’s own assumptions.

The effect of adoption of the guidance did not have a significant impact on the Company’s financial position, results of operations or cash flows.  On a recurring basis, the Company measures its cash equivalents, which consist of money market funds at fair value.  The market approach valuation technique is used, whereby the fair values of cash equivalents are determined based on quoted market prices in active markets.  As of March 31, 2010, all cash equivalents approximate fair value, and are considered to be Level 1 within the fair value hierarchy.

The carrying amount of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and debt, approximate fair value at March 31, 2010.  The fair value of long-term debt and lines of credit were determined based on discounting cash flows using estimated incremental borrowing rates for obligations with similar characteristics obtained from the Company’s current lenders.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Recent Accounting Pronouncements

On July 1, 2009, the FASB Accounting Standards Codification (“Codification” or “ASC”) became the single source of authoritative U.S. GAAP (other than rules and interpretive releases of the U.S. Securities and Exchange Commission).  The Codification is topically based with topics organized by ASC number and updated with Accounting Standards Updates (“ASUs”).  ASUs replace accounting guidance that was historically issued as Statements of Financial Accounting Standards (“SFAS”), FASB Interpretations (“FIN”), FASB Staff Positions (“FSP”), Emerging Issue Task Force (“EITF”) Abstracts and other types of accounting standards.  The Codification became effective for the Company as of April 1, 2009.

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Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

In fiscal 2010, the Company adopted new accounting guidance within ASC 855, Subsequent Events.  The new guidance is intended to establish general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  Subsequent events have been evaluated through June 25, 2010, which is the date the financial statements were available to be issued.  Refer to Note 14 for additional information regarding the Company’s subsequent events.

On April 1, 2009, the Company adopted new accounting guidance within ASC 820, Fair Value Measurements.  This new guidance defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements for nonfinancial assets and liabilities recognized or disclosed at fair value on a nonrecurring basis.  Refer to Note 2 for additional information regarding the Company’s fair value measurements for nonfinancial assets and liabilities.

In March 2009, the FASB issued updated guidance under ASC 605, Revenue Recognition with Multiple Deliverables.  The new guidance modifies the determination of the fair value of an arrangement with multiple deliverables which now requires a vendor to use its best estimate of the selling price when third party evidence of the selling price cannot be determined.  The new guidance is effective for the Company beginning April 1, 2010.

In June 2009, the FASB issued guidance under ASC 810, Amendment of FASB Interpretation No. 46(R).  The guidance amends certain requirements of FASB Interpretation No. 46, and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The new guidance is effective for the Company beginning April 1, 2010.

3.                            Inventories

Inventories consist of the following at March 31:

Raw materials	$1,395,868
Work in process	184,646
Finished goods	337,248
$1,917,762

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Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

4.                            Property and Equipment

Property and equipment consists of the following at March 31:

	Useful
	Life
Equipment	2-5 years	$3,202,632
Furniture and fixtures	5 years	266,304
Leasehold improvements	lesser of lease term or useful life	315,184
		3,784,120
Less: Accumulated depreciation and amortization		(3,293,533)
		$490,587

Depreciation expense for the year ended March 31, 2010 was $265,000, which includes $4,000 of depreciation expense related to transferred demo units.

Equipment capitalized under leases totaled $645,000 as of March 31, 2010.  Accumulated amortization on these leased assets was $569,000 as of March 31, 2010.

5.                            Other Accrued Liabilities

Other accrued liabilities consist of the following at March 31:

Professional fees	$221,379
Miscellaneous	95,341
Taxes	40,015
$356,735

6.                            Accounts Receivable Purchase Agreement and Line of Credit

The Company is party to an accounts receivable purchase agreement (the “Agreement”) with a financial institution, which allows the Company to obtain an advance of up to 80% of the face amount of certain accounts receivable, up to an aggregate face amount of $1,875,000, for a maximum of $1,500,000 in available funding.  Under the terms of the Agreement, the Company transfers and assigns its rights, title and interest in each purchased receivable with full recourse.  The Agreement is renewed each year, and the current Agreement expires on June 19, 2010.  The Agreement was renewed again in June 2010, with an amended expiration date of June 2011.

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Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

When borrowing on a streamline basis, the Company is required to pay a finance charge equal to prime plus 1.25% and a monthly collateral handling fee of 0.25% of the gross financed accounts receivable balance.  When borrowing on an invoice by invoice basis, the Company is required to pay a finance charge equal to prime plus 1.50% and a monthly collateral handling fee of 0.375% of the gross financed accounts receivable balance.  Per the Agreement, “prime” is defined as the greater of 5.0% or the bank’s most recent announced “prime rate,” even if it is not the bank’s lowest rate.  The minimum monthly finance charge is $4,000.  Borrowings under this Agreement are collateralized by substantially all of the business assets of the Company.

Transactions under this Agreement are accounted for as secured borrowings.  At March 31, 2010, approximately $1,125,000 of the amounts included in accounts receivable in the balance sheet had been assigned to the buyer under the accounts receivable purchase agreement and therefore were subject to the terms of the Agreement.  Payment of outstanding amounts may be accelerated if the Company fails to comply with the provisions of other outstanding indebtedness.

7.                            Related Party Notes Payable

In November 2007, the Company amended its note payable to a related party in conjunction with the signing of a note payable with a third party (Note 8).  The amendment called for an extension of the maturity date from September 30, 2010 to December 31, 2012, increased the interest rate from 8% to 10% and called for an interest-only payment period through November 2010.  Beginning December 1, 2010, principal payments of $60,000 plus interest will be due monthly until maturity.  The note balance at March 31, 2010 was $1,476,000.  During the year ended March 31, 2010, the Company made payments for accrued interest of $148,000.

8.                            Note Payable and Warrants

In November 2007, the Company entered into a note payable agreement with a third party which is due on January 31, 2015.  The note is subordinated to the accounts receivable purchase agreement (Note 6) and is on equal standing with the related party note payable (Note 7).  Under the terms of the agreement the note accrues interest at a rate of 11%.  Interest-only payments are due through November 30, 2010 at which point monthly payments of $20,000 plus interest are due through December 31, 2012.  From January 31, 2013, monthly payments of $100,000 plus interest are due until maturity.  At March 31, 2010, $3,000,000, the full amount of the note, was outstanding.  For the year ended March 31, 2010, the Company recorded interest expense of $330,000 related to the note.

In connection with the issuance of the notes, the Company issued 145,000 common share purchase warrants to the third-party debt holder.  The warrants entitle the debt holder to purchase one share of common stock at an exercise price of $7.25 per common share thereunder, subject to the terms of the warrant agreement.  The warrants are exercisable on or before January 2015.  None of the warrants have been exercised through March 31, 2010.

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Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

9.                            Commitments and Contingencies

Leases

The Company leases office and manufacturing space under a noncancelable operating lease that was renewed in the year ended March 31, 2010 and expires in 2015.  Rental expense under the leases was $456,000 for the year ended March 31, 2010.  The Company also leases various machinery and equipment under capital lease arrangements.  Future minimum lease payments for the years ending March 31 are as follows:

	Capital	Operating
	Leases	Leases
2011	$40,354	$431,695
2012	29,872	396,484
2013	11,130	407,224
2014	—	418,697
2015	—	430,965
2016	—	220,321
Total minimum lease payments	81,356	$2,305,386
Less: Amount representing interest	8,466
Present value of minimum lease payments	$72,890

Guarantor Arrangements

As permitted under Delaware law, the Company has agreements whereby officers and directors are indemnified for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity.  The term of the indemnification period is for the officer’s or director’s lifetime.  The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a Director and Officer insurance policy that limits exposure and enables the Company to recover a portion of any future amounts paid.  As a result, the Company believes that the estimated amounts of these agreements are minimal.

The Company enters into indemnification provisions under its agreements with other companies in its ordinary course of business, typically with business partners, contractors, vendors and customers.  Under these provisions the Company generally indemnifies and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities.  These indemnification provisions generally survive termination of the underlying agreement.  The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited.  The Company has not incurred material costs related to these indemnification agreements.  Accordingly, the Company has not accrued any related liabilities.

Legal Proceedings

The Company is party to various matters, both as plaintiff and as defendant, arising in the ordinary course of business.  In June 2010, the Company entered into negotiations to settle an existing claim related to patent infringement, leading to the Company’s probable issuance of a note payable to the plaintiff in the amount of $2,231,000.  The amount is to be repaid in accordance with a payments schedule over the next five years.  The event is considered to be a Type I subsequent event and thus has been recorded at its present value in the Company’s financial statements.

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Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

Management does not expect the outcome of the remaining claims to have a materially adverse effect on the Company’s financial position, results of operations or cash flows.

10.                     Common Stock

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors.  Dividends may be paid to holders of common stock when and if declared by the Board of Directors.  Since inception of the Company, no dividends have been declared or paid.

Per the terms of the common stock agreement underlying shares of common stock, the Company’s stockholders and the Company have the right of first refusal on any sale or transfer of common stock at the purchase price offered to the selling stockholder.

The Company will, at all times, reserve for issuance such number of shares of common stock as shall then be issuable upon the exercise of all outstanding common stock options and warrants.

11.                     Stock Option Plan

In 1994, the Company adopted the 1994 Incentive Stock Option Plan (the “Plan”).  The Plan provides for the grant of options that are intended to qualify as incentive stock options (“Incentive Stock Options”) to certain employees.  As of March 31, 2009, there were 786,000 shares authorized for issuance under the Plan and it is the Company’s intention to issue new shares of common stock when options are exercised.

In October 2009, the Board of Directors amended the Certificate of Incorporation and authorized an additional 1,500,000 shares of common stock.  Of these 1,500,000 additional shares, 375,000 were to be reserved for issuance under the Plan, making the total number of shares authorized under the Plan 1,161,000 as of March 31, 2010.

The Plan is administered by the Board of Directors or by a committee of the Board of Directors, which determines to whom options are granted, the number of shares subject to such options, exercise prices and other terms and conditions of the option contract.

The exercise price of incentive stock options granted under the Plan must be at least equal to the fair value of the shares subject to such option on the date of grant, while the exercise price of any incentive stock option granted to any participant who owns stock possessing more than 10% of the total combined voting power of the Company’s outstanding capital stock must be at least equal to 110% of the fair value of the shares subject to such option on the date of grant.  The term of each incentive stock option granted pursuant to the Plan cannot exceed ten years, while the term of any incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of the Company’s outstanding capital stock cannot exceed five years.  Options become exercisable at such times and in such installments as is provided in the option contract for each individual option which generally is for a period of five years.

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Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

In September 2007, the Company provided current employee holders of stock options with an exercise price of $17 or $19 per share (“Qualifying Options”) the opportunity to receive new options in exchange for the cancellation of their existing qualifying options at a fair market value exercise price of $7.25.  Half of the new options are subject to the same remaining vesting schedule as the qualifying options; the other half vest in annual 20% installments on each of the first five anniversaries of the new option grant date.  This event resulted in 85,050 qualifying options being canceled and 42,525 new options granted.  The grant term of the new options is ten years.  These new options will no longer qualify as incentive stock options.

Transactions under the Plan are summarized as follows:

		Weighted
		Average
	Number	Exercise
	of Options	Price
Outstanding at March 31, 2009	709,230	$5.38
Granted	90,000	7.25
Exercised	—
Canceled	(96,430)	6.30
Outstanding at March 31, 2010	702,800	$5.49
Weighted average grant date calculated value of options granted in fiscal year 2010	$2.06
Options available for future grant	458,200

During fiscal year 2010, the Company utilized the calculated value method for valuing options granted during the year.  Significant assumptions used in this calculation are noted below:

Expected term	8 years
Volatility	20%
Risk-free interest rate	1.71% - 2.55%
Dividend	0%

Pursuant to the authoritative guidance on stock compensation, the expected volatility assumption used by the Company is based on the historical volatility of comparable public companies in the Company’s industry as the Company’s common stock activity is too infrequent to accurately determine volatility for its own stock.  The Company bases its expected life assumption on its historical experience and on the terms and conditions of the stock options it grants to employees.

At March 31, 2010, total compensation expense related to nonvested options not yet recognized under the guidance is approximately $533,000, which will be recognized over the next five years.  Total compensation expense, related to stock options, for the year ended March 31, 2010 was approximately $209,000.  The total calculated value of options which were granted and partially vested during fiscal year 2010 is approximately $1,036,000.

The aggregate intrinsic value of options outstanding at March 31, 2010 is $0.  Aggregate intrinsic value represents the value of the Company’s common stock on March 31, 2010 in excess of the exercise price multiplied by the number of options outstanding.

16

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

Summarized information about options outstanding at March 31, 2010 is as follows:

	Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	of Options	Life	Price	of Options	Price
$4.00	372,400	4.00	$4.00	331,830	$4.00
4.40	10,000	3.25	4.40	10,000	4.40
7.25	314,650	5.73	7.25	102,777	7.25
7.98	5,000	7.57	7.98	3,500	7.98
9.30	750	0.16	9.30	750	9.30
	702,800			448,857

12.                     Income Taxes

The components of the net deferred tax asset/ (liability) as of March 31 are as follows:

Net operating loss carryforwards	$3,793,388
Credit carryforwards	792,632
Reserves not currently deductible	463,170
Accruals not currently deductible	267,449
Depreciation and amortization	291,309
Deferred Revenue	120,868
Other deferred tax assets	78,034
Net deferred tax asset	5,806,850
Deferred tax asset valuation allowance	(5,806,850)
$—

At March 31, 2010, the Company has provided a full valuation allowance for the net deferred tax asset since it is more likely than not that these future benefits will not be realized.  If the Company achieves future profitability, a significant portion of these deferred tax assets could be available to offset future income taxes.

At March 31, 2010, the Company had available net operating loss carryforwards for federal and state tax purposes of approximately $10,806,000 and $1,903,000, respectively.  These loss carryforwards may be utilized to offset future taxable income and begin to expire in 2021 and 2013, respectively.

The Company also had available research and development credit carryforwards to offset future federal and state taxes of approximately $424,000 and $457,000, respectively, which begin to expire in 2017 and 2012.

Ownership changes, as defined in the Internal Revenue Code, may limit the amount of net operating loss and credit carryforwards that can be utilized annually.

17

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

March 31, 2010

13.                     Defined Contribution Plan

Effective September 1, 2000, the Company’s existing profit-sharing plan was revised and amended to incorporate a 401(k) tax deferred payroll deduction program which also permits an employer match and a profit-sharing contribution.  Under the 401(k) plan, employees may contribute a tax-deferred amount as defined in the plan rules.  The Company may contribute to the program, by matching funds based on a percentage of the employee’s contributions, and it is also permitted to make a profit-sharing contribution, as determined annually at the discretion of the Board of Directors.  The 401(k) Company match was $123,000 in the year ended March 31, 2010.

14.                     Subsequent Events

The Company has evaluated the impact of events occurring subsequent to March 31, 2010 through June 25, 2010.  Refer to Footnote 9 for a legal claim that was settled after year-end, but prior to the report date.

18

Cambridge Research & Instrumentation, Inc.

Financial Statements (Unaudited)

September 30, 2010 and 2009

Cambridge Research & Instrumentation, Inc.

Index

September 30, 2010
Unaudited

Cambridge Research & Instrumentation, Inc.

Balance Sheet

September 30, 2010
Unaudited

2010

Assets
Current assets
Cash and cash equivalents	$767,259
Accounts receivable, net of allowance for doubtful accounts of $65,207 and $64,907 respectively	1,378,891
Inventories	2,190,444
Prepaid expenses and other current assets	247,082
Total current assets	4,583,676
Restricted cash	153,000
Deferred financing costs	198,040
Property and equipment, net	471,661
Total assets	$5,406,377
Liabilities and Stockholders’ Equity
Current liabilities
Current portion of related party notes payable	$600,000
Current portion note payable	520,206
Current portion of capital lease obligations	38,423
Current portion of legal settlement	405,774
Line of credit	612,260
Accounts payable	553,496
Accrued employee compensation and benefits	569,817
Accrued warranty	128,176
Other accrued liabilities	427,226
Deferred revenue	223,174
Total current liabilities	4,078,552
Related party notes payable, less current portion	876,328
Note payable, less current portion	2,935,252
Deferred revenue, less current portion	134,766
Accrued employee compensation and benefits, less current portion	364,365
Capital lease obligations, less current portion	45,457
Legal settlement, less current portion	1,100,970
Total liabilities	9,535,690
Commitments and contingencies (Notes 6 and 9)
Stockholders’ deficit
Common stock, $0.01 par value; 4,500,000 shares authorized; 2,065,074 and 2,058,922 shares issued, 1,995,742 and 1,989,590 shares outstanding at September 30, 2010 and 2009, respectively	20,651
Additional paid-in capital	15,295,009
Treasury stock; 69,332 shares, at cost	(366,641)
Accumulated deficit	(19,078,332)
Total stockholders’ deficit	(4,129,313)
Total liabilities and stockholders’ deficit	$5,406,377

The accompanying notes are an integral part of these financial statements.

See Accountant’s Review Report

Cambridge Research & Instrumentation, Inc.

Statements of Operations

For the Six Months Ended September 30, 2010 and 2009
Unaudited

	2010	2009

Revenues
Products and services	$4,318,757	$6,515,916
Funded research	798,604	1,083,204
Total revenues	5,117,361	7,599,120
Operating expenses
Costs of products and services	1,838,159	2,526,036
Selling, general and administrative	3,071,707	2,818,925
Research and development, including cost of funded research	1,629,927	1,896,826
Total operating expenses	6,539,793	7,241,787
Operating (loss)/income	(1,422,432)	357,333
Interest income	226	182
Interest expense	(386,345)	(327,670)
(Loss)/income before provision for income taxes	(1,808,551)	29,845
Provision for income taxes	—	—
Net (loss)/income	$(1,808,551)	$29,845

The accompanying notes are an integral part of these financial statements.

See Accountant’s Review Report

Cambridge Research & Instrumentation, Inc.

Statements of Changes in Stockholders’ Deficit

For the Six Months Ended September 30, 2010 and 2009

Unaudited

			Additional				Total
	Common Stock		Paid-in	Treasury Stock		Accumulated	Stockholders’
	Shares	Par value	Capital	Shares	Cost	Deficit	Deficit
Balance at March 31, 2009	2,058,922	$20,589	$14,948,721	(69,332)	$(366,641)	$(14,970,265)	$(367,596)
Issuance of share-based compensation	—	—	93,950	—	—		93,950
Net income	—	—	—	—	—	29,845	29,845
Balance at September 30, 2009	2,058,922	$20,589	$15,042,671	(69,332)	$(366,641)	$(14,940,420)	$(243,801)

Balance at March 31, 2010	2,058,922	$20,589	$15,158,051	(69,322)	$(366,641)	$(17,269,781)	$(2,457,782)
Common stock issued upon conversion of notes payable and accrued interest	6,152	62	24,546	—	—	—	24,608
Issuance of share-based compensation	—	—	112,412	—	—	—	112,412
Net loss	—	—	—	—	—	(1,808,551)	(1,808,551)
Balance at September 30, 2010	2,065,074	$20,651	$15,295,009	(69,322)	$(366,641)	$(19,078,332)	$(4,129,313)

The accompanying notes are an integral part of these financial statements.

See Accountant’s Review Report

Cambridge Research & Instrumentation, Inc.

Statements of Cash Flows

Six Months Ended September 30, 2010 and 2009
Unaudited

	2010	2009

Cash flows from operating activities
Net (loss)/income	$(1,808,551)	$29,845
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	159,314	139,430
Interest expense converted to common stock	24,608	—
Interest expense converted to principal	55,252	—
Share-based compensation expense	112,412	93,950
Amortization of deferred financing costs	32,485	32,485
Changes in operating assets and liabilities
Accounts receivable	1,321,215	(386,424)
Inventories	(281,444)	132,881
Prepaid expenses and other current assets	(65,466)	25,621
Accounts payable	(376,303)	(356,899)
Accrued expenses	21,590	88,172
Deferred revenue	(176,557)	122,941
Legal settlement	(352,953)	—
Net cash used in operating activities	(1,334,398)	(77,998)
Cash flows from investing activities
Purchase of property and equipment	(101,191)	(22,032)
Net cash used in investing activities	(101,191)	(22,032)
Cash flows from financing activities
Payments on capital lease obligations	(19,445)	(9,121)
Net decrease in available funds on line of credit	(287,740)	—
Net proceeds from issuance of notes payable	400,206	—
Net cash provided by (used in) financing activities	93,021	(9,121)
Net decrease in cash and cash equivalents	(1,342,568)	(109,151)
Cash and cash equivalents, beginning of period	2,109,827	1,924,914
Cash and cash equivalents, end of period	$767,259	$1,815,763
Supplemental disclosures
Cash paid for interest	$208,621	$295,185
Cash paid for taxes	24,361	11,298

Supplemental disclosure of noncash transactions

During the periods ended September 30, 2010 and 2009, the Company entered into agreements to lease capital equipment in the amount of $30,435 and $0, respectively.

During the periods ended September 30, 2010 and 2009, the Company transferred equipment with a net book value of $0 and $1,728, respectively, to inventory.

During the period ended September 30, 2010, the Company converted $24,608 of accrued interest into 6,152 shares of common stock.

The accompanying notes are an integral part of these financial statements.

See Accountant’s Review Report

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009
Unaudited

1.                            Nature of Operations

Cambridge Research & Instrumentation, Inc. (the “Company” or “CRi”) was incorporated in Massachusetts on May 15, 1985.  On March 17, 1999, the Company reincorporated in the State of Delaware.

The Company is in the business of designing, manufacturing, and distributing advanced biomedical imaging solutions.  CRi has developed enabling technology that addresses markets in life science research and pharmaceutical drug development.  CRi’s enabling technology uses multispectral imaging and automated image analysis to detect and quantitate multiple proteins in intact tissue sections, thereby merging histopathology, molecular biology, and protein chemistry into a powerful new tool for cancer research and targeted therapy development, including combinatorial therapies.  In addition to capturing the presence of multiple proteins simultaneously, CRi technology quantitates protein levels on a cell-by-cell basis, revealing precise cancer cell phenotypes across intact tissues.  Multiple stages of drug development benefit from CRi technology, ranging from basic preclinical research to improving medical products.  The Company also designs, manufactures and sells, birefringement imaging systems and optical components for a variety of applications.

The Company’s future results of operations involve a number of risks and uncertainties.  Factors that could affect the Company’s future operating results and cause actual results to differ materially from expectations include, but are not limited to, development by the Company or its competitors of technological innovations, dependence on few customers, competition, new products, changes in regulations, strategic relationships, dependence upon key personnel, the results of regulatory reviews, protection of proprietary technology, the ability to transition from pilot-scale manufacturing to large-scale production of products and the Company’s ability to fund and manage growth.

If the Company is not able to obtain sufficient cash flows from operations, management may need to take measures to reduce its expenditures in order to maintain operations.  The Company has the ability and intent to reduce expenditures if necessary.

2.                            Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited statements as of September 30, 2010 and for the six months ended September 30, 2009 and 2010 have been prepared in accordance with generally accepted accounting principles for interim financial information.  Accordingly, the information included in these notes to the financial statements related to unaudited financial information does not include all of the information and footnotes required by generally accepted accounting principles.  In the opinion of the Company’s management, the interim information includes all adjustments, consisting only of normal recurring adjustments and accruals, necessary for a fair presentation of the results for the interim period.

Cash and Cash Equivalents

Cash and cash equivalents include cash and money market funds.  The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

Restricted Cash

Restricted cash represents cash held on deposit which is collateral for an outstanding letter of credit relating to the Company’s lease of office and manufacturing space.

Concentration of Credit and Business Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of trade accounts receivable and cash and cash equivalents.  The Company invests its cash in highly rated financial institutions.  The Company extends credit based on an evaluation of the customer’s financial condition without requiring any collateral.

The Company has contracts with the United States Government that accounted for 16% and 14% of total revenue for the periods ended September 30, 2010 and 2009, respectively.  One commercial customer accounted for 12% of the Company’s product revenue for the period ended September 30, 2009.  There is no concentration of credit at September 30, 2010 due to the fact that this major customer relationship has ended.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts receivable represents the Company’s estimate of the amount of probable credit losses in existing accounts receivable.  The Company evaluates the allowance on a periodic basis based on historical write-off experience as well as a complete review of balances past due.  Accounts receivable are charged off against the allowance when the Company believes that the receivable will not be recovered.

Inventories

Inventories, principally purchased components, are stated at the lower of cost (determined on a first-in, first-out basis) or market value.  The cost of inventories is determined on a weighted average actual cost basis.  The Company’s products, including the Company’s inventories, are subject to technological change or obsolescence; therefore, utilization of existing inventories and realization of carrying amounts may differ from the Company’s estimates.

Shipping and Handling Costs

The Company classifies shipping and handling costs, which consist primarily of costs incurred to transport products to the customer, as a component of operating expense in the statements of income.  Total shipping and handling costs were approximately $27,000 and $12,000 for the periods ended September 30, 2010 and 2009, respectively.

Revenue Recognition

Revenue related to product sales is recognized upon shipment provided that title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, the sales price is fixed or determinable, collection of the related receivable is reasonably assured and customer acceptance criteria, if any, have been successfully demonstrated.  Deferred revenue represents shipments to distributors and end user customers as well as warranty services where the Company has future obligations to present goods and services conforming to specifications.  Revenue will be recognized once the future obligations are fulfilled which is shortly after the deferred revenue balance is established.  Provisions are made for estimated sales returns and warranty costs at the time of sale.

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

Funded research revenue relates to government contracts and is recorded as the related services are performed and amounts earned.  Costs associated with funded research revenue are recorded as research and development expense and approximate the corresponding amount of revenue.

Property and Equipment

Property and equipment are stated at cost.  Provisions for depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.  Betterments and major renewals are capitalized and included in property and equipment while expenditures for maintenance and repairs and minor renewals are charged to expense.  When assets are retired or otherwise disposed of, the cost of the assets and related allowances for depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in net income.

The Company records certain products as equipment and amortizes the equipment over a useful life of three years.  The equipment is lent to prospective customers on a trial basis.  For the periods ended September 30, 2010 and 2009, the Company transferred approximately $9,000 and $63,000, respectively, from inventory to property and equipment as demo units.  If the equipment is sold, it is transferred out of property and equipment into inventory at its net book value.  For the periods ended September 30, 2010 and 2009, the Company transferred $0 and $2,000, respectively, back to inventory to be sold.  The units sold run through cost of sales in the same manner as traditional sales.

Research and Development

Research and development costs are expensed as incurred.

Deferred Financing Costs

Costs incurred relating to the financing of long-term debt are deferred and amortized over the life of the related agreement using the effective interest rate method.  The remaining carrying value of deferred costs at September 30, 2010 and 2009 was $198,040 and $263,011, respectively.  Total amortization expense for the periods ended September 30, 2010 and 2009 was $32,485.

Warranty

The Company sells certain of its products to customers with a warranty that provides for replacement or repairs for defects in material and workmanship for a period of one year except for sales of certain optical network component products which have a five-year warranty.  Estimated costs relating to warranty claims are accrued by the Company upon shipment of product based upon historical warranty claim costs.  The change in the warranty liability in the periods ended September 30, 2010 and 2009 is as follows:

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

Summary of Significant Accounting Policies

Warranty

Balance at March 31, 2009	$216,954
Increase in liability relating to shipment of products	11,188
Decrease in liability based upon costs to service and expiration of warranties	(11,188)
Balance at September 30, 2009	$216,954
Balance at March 31, 2010	$196,954
Increase in liability relating to shipment of products	59,866
Decrease in liability based upon costs to service and expiration of warranties	(128,644)
Balance at September 30, 2010	$128,176

Income Taxes

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities and expected future tax consequences of events that have been included in the financial statements or tax returns using enacted tax rates in effect for the year in which the differences are expected to reverse.  Under this method, a valuation allowance is used to offset net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the net deferred tax assets may not be realized.  Management annually evaluates the recoverability of net deferred tax assets and the level of adequacy of the valuation allowance.

Uncertain Tax Positions

As of April 1, 2009, the Company adopted the amended accounting principles related to accounting for uncertainty in income taxes (ASC 740, Income Taxes) that provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  This amendment prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  A tax benefit from such uncertain tax positions may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits.  The amendment became applicable to the Company as of April 1, 2009.  Based on its analysis and review of all open tax years of the Company (March 31, 2007 through March 31, 2010), and the current year to be filed, the Company determined that the adoption of this amendment does not have a material impact on the Company’s financial position, results of operations or cash flows.  Prior to the adoption of this amendment the Company recorded its uncertain tax positions when it was probable that the uncertain tax position would result in a liability and it could be reasonably estimated

Share-Based Compensation

On April 1, 2006, the Company adopted the authoritative guidance within ASC 718 related to stock compensation.  This guidance requires all share-based payments to employees to be recognized in the financial statements based on their fair values using an option-pricing model, such as the Black-Scholes model, at the grant date.  The Company has elected to use the prospective method of adoption, which requires compensation expense to be recorded for all stock options granted or modified after the date of adoption.  For share-based payments granted subsequent to date of adoption, compensation expense based on the fair value at the date of grant will be recognized in the statement of income when the related awards vest.  There was no impact on the Company’s financial statements as a result of the adoption of this guidance.

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

Prior to April 1, 2006, in accordance with ASC 718, the Company applied the intrinsic-value method of accounting prescribed by APB No. 25.  Under the intrinsic-value method, compensation expense is recorded only if the market price of the stock exceeds the stock option exercise price at the measurement date.

Fair Value Measurements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued ASC 820-10, Fair Value Measurements and Disclosures.  ASC 820-10 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  This statement applies to other accounting pronouncements that require or permit fair value measurements.  This statement does not require any new fair value measurements.

On April 1, 2008, the Company adopted ASC 820-10 for all financial assets and liabilities that are required to be measured on a recurring or nonrecurring basis.  On April 1, 2009, the Company adopted new accounting guidance in ASC 820-10 on the accounting for fair value measurements of nonfinancial assets and liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis.

ASC 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value as follows:

•                       Level 1:  Observable inputs such as quoted prices in active markets for identical assets or liabilities.

•                       Level 2:  Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•                       Level 3:  Unobservable inputs that reflect the reporting entity’s own assumptions.

The effect of adoption of the guidance did not have a significant impact on the Company’s financial position, results of operations or cash flows.  On a recurring basis, the Company measures its cash equivalents, which consist of money market funds at fair value.  The market approach valuation technique is used, whereby the fair values of cash equivalents are determined based on quoted market prices in active markets.  As of September 30, 2010 and 2009, all cash equivalents approximate fair value, and are considered to be Level 1 within the fair value hierarchy.

The carrying amount of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and debt, approximate fair value at September 30, 2010.  The fair value of long-term debt and lines of credit were determined based on discounting cash flows using estimated incremental borrowing rates for obligations with similar characteristics obtained from the Company’s current lenders.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

Recent Accounting Pronouncements

On July 1, 2009, the FASB Accounting Standards Codification (“Codification” or “ASC”) became the single source of authoritative U.S. GAAP (other than rules and interpretive releases of the U.S. Securities and Exchange Commission).  The Codification is topically based with topics organized by ASC number and updated with Accounting Standards Updates (“ASUs”).  ASUs replace accounting guidance that was historically issued as Statements of Financial Accounting Standards (“SFAS”), FASB Interpretations (“FIN”), FASB Staff Positions (“FSP”), Emerging Issue Task Force (“EITF”) Abstracts and other types of accounting standards.  The Codification became effective for the Company as of April 1, 2009.

In fiscal 2010, the Company adopted new accounting guidance within ASC 855, Subsequent Events.  The new guidance is intended to establish general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  Subsequent events have been evaluated through December 10, 2010, which is the date the financial statements were available to be issued.  Refer to Note 14 for additional information regarding the Company’s subsequent events.

On April 1, 2009, the Company adopted new accounting guidance within ASC 820, Fair Value Measurements.  This new guidance defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements for nonfinancial assets and liabilities recognized or disclosed at fair value on a nonrecurring basis.  Refer to Note 2 for additional information regarding the Company’s fair value measurements for nonfinancial assets and liabilities.

In March 2009, the FASB issued updated guidance under ASC 605, Revenue Recognition with Multiple Deliverables.  The new guidance modifies the determination of the fair value of an arrangement with multiple deliverables which now requires a vendor to use its best estimate of the selling price when third party evidence of the selling price cannot be determined.  The new guidance was effective for the Company beginning April 1, 2010.  Adoption of the guidance did not have a material impact on the Company.

In June 2009, the FASB issued guidance under ASC 810, Amendment of FASB Interpretation No. 46(R).  The guidance amends certain requirements of FASB Interpretation No. 46, and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The new guidance was effective for the Company beginning April 1, 2010.  The adoption of the guidance did not have a material impact on the Company.

3.                            Inventories

Inventories consist of the following at September 30:

	2010	2009

Raw materials	$1,538,948	$1,290,602
Work in process	440,268	273,749
Finished goods	211,228	101,067
	$2,190,444	$1,665,418

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

4.                            Property and Equipment

Property and equipment consists of the following at September 30:

	Useful
	Life	2010	2009

Equipment	2-5 years	$3,336,949	$2,899,343
Furniture and fixtures	5 years	266,304	266,304
Leasehold improvements	lesser of lease term or useful life	321,255	315,184
		3,924,508	3,480,831
Less: Accumulated depreciation and amortization		(3,452,847)	(3,179,268)
		$471,661	$301,563

Depreciation expense for the periods ended September 30, 2010 and 2009 was approximately $159,000 and $139,000, respectively, which includes approximately $0 and $2,000, respectively, of depreciation expense related to transferred demo units.

Equipment capitalized under leases totaled approximately $675,000 and $571,000 as of September 30, 2010 and 2009, respectively.  Accumulated amortization on these leased assets was approximately $588,000 and $557,000, as of September 30, 2010 and 2009, respectively.

5.                            Other Accrued Liabilities

Other accrued liabilities consist of the following at September 30:

	2010	2009

Professional fees	$85,000	$176,000
Miscellaneous	301,219	339,497
Taxes	41,007	64,663
	$427,226	$580,160

6.                            Accounts Receivable Purchase Agreement and Line of Credit

The Company is party to an accounts receivable purchase agreement (the “Agreement”) with a financial institution, which allows the Company to obtain an advance of up to 80% of the face amount of certain accounts receivable, up to an aggregate face amount of $1,875,000, for a maximum of $1,500,000 in available funding.  Under the terms of the Agreement, the Company transfers and assigns its rights, title and interest in each purchased receivable with full recourse.  The Agreement is renewed each year, and the current Agreement expires on June 18, 2011.

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

So long as the Company maintains a monthly Adjusted Quick Ratio (“AQR”), as defined in the Agreement, of 1.00:1.00 or greater, the Company may borrow on a streamline basis.  If the AQR is below 1.00:1.00, the Company must borrow on an invoice by invoice basis.  When borrowing on a streamline basis, the Company is required to pay a finance charge equal to prime plus 1.25% and a monthly collateral handling fee of 0.25% of the gross financed accounts receivable balance.  When borrowing on an invoice by invoice basis, the Company is required to pay a finance charge equal to prime plus 1.50% and a monthly collateral handling fee of 0.375% of the gross financed accounts receivable balance.  Per the Agreement, “prime” is defined as the greater of 4.0% or the bank’s most recent announced “prime rate,” even if it is not the bank’s lowest rate.  The minimum monthly finance charge is $4,000.  Borrowings under this Agreement are collateralized by substantially all of the business assets of the Company.

Transactions under this Agreement are accounted for as secured borrowings.  At September 30, 2010 and 2009, approximately $765,000 and $1,125,000 of the amounts included in accounts receivable in the balance sheets had been assigned to the buyer under the accounts receivable purchase agreement and therefore were subject to the terms of the Agreement.  Payment of outstanding amounts may be accelerated if the Company fails to comply with the provisions of other outstanding indebtedness.

As of July of 2010 the Company’s AQR was below the 1.00:1.00 or greater AQR needed to borrow on a streamline basis and thus, as of September 30, 2010, the Company is borrowing on an invoice by invoice basis.

7.                            Related Party Notes Payable

In November 2007, the Company amended its note payable to a related party in conjunction with the signing of a note payable with a third party (Note 8).  The amendment called for an extension of the maturity date from September 30, 2010 to December 31, 2012, increased the interest rate from 8% to 10% and called for an interest-only payment period through November 2010.  Beginning December 1, 2010, principal payments of $60,000 plus interest will be due monthly until maturity.  The note balance at September 30, 2010 and 2009 was $1,476,000.

During the period ended September 30, 2009, the Company made payments for accrued interest of $74,000, all of which was paid in cash.  During the period ended September 30, 2010, the Company made payments for accrued interest in the amount of $74,000, of which approximately $49,500 was paid in cash and the remaining $24,500 was paid in the form of 6,152 shares of common stock.

In September 2010, the Company entered into five separate one-year promissory notes with five of the Company’s shareholders.  Each agreement is identical, paying 8% interest, and is not collateralized by any of the assets of the Company.  The agreements will be repaid in a lumpsum at maturity or earlier, at the option of the Company.

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

8.                            Note Payable and Warrants

In November 2007, the Company entered into a note payable agreement with a third party which is due on January 31, 2015.  The note is subordinated to the accounts receivable purchase agreement (Note 6) and is on equal standing with the related party note payable (Note 7).  Under the terms of the agreement the note accrues interest at a rate of 11%.  Interest-only payments are due through November 30, 2010 at which point monthly payments of $20,000 plus interest are due through December 31, 2012.  From January 31, 2013, monthly payments of $100,000 plus interest are due until maturity.  The amount outstanding at September 30, 2010 and 2009 was $3,055,000 and $3,000,000, respectively.  For the periods ended September 30, 2010 and 2009, the Company recorded interest expense of $165,000 related to the note.

In connection with the issuance of the notes, the Company issued 145,000 common share purchase warrants to the third-party debt holder.  The warrants entitle the debt holder to purchase one share of common stock at an exercise price of $7.25 per common share thereunder, subject to the terms of the warrant agreement.  The warrants are exercisable on or before January 2015.  None of the warrants have been exercised through September 30, 2010.

The Company amended the note and warrant purchase agreement effective for August 2010.  The amended agreement provides for regularly scheduled interest payments, payable monthly on the last day of each month, for the period August 2010 through March 2011, to be paid in cash or by adding the amount of such interest payment to the principal amount of the note.  As of September 30, 2010, interest payments totaling approximately $55,000 were capitalized, resulting in an increase to the original principal amount.  It is anticipated that all remaining payments until March 2011 will also be capitalized.  In addition, the $20,000 monthly redemptions required beginning in December 2010, as per the original agreement, through March 2011 may be paid in cash or may be deferred and become payable on the maturity date of the note.

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

9.                            Commitments and Contingencies

Leases

The Company leases office and manufacturing space under a noncancelable operating lease that was renewed in September 2009 and now expires in 2015.  Rental expense under the leases was approximately $207,000 and $255,000 for the periods ended September 30, 2010 and 2009, respectively.  The Company also leases various machinery and equipment under capital lease arrangements.  Future minimum lease payments for the periods ending March 31 are as follows:

	Capital	Operating
	Leases	Leases

2011, from October 2010 - March 31, 2011	$25,145	$194,423
2012	43,027	396,464
2013	24,284	407,224
2014	4,884	418,697
2015	—	430,965
2016	—	220,321
Total minimum lease payments	97,340	$2,068,094
Less: Amount representing interest	(13,460)
Present value of minimum lease payments	$83,880

Guarantor Arrangements

As permitted under Delaware law, the Company has agreements whereby officers and directors are indemnified for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity.  The term of the indemnification period is for the officer’s or director’s lifetime.  The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a Director and Officer insurance policy that limits exposure and enables the Company to recover a portion of any future amounts paid.  As a result, the Company believes that the estimated amounts of these agreements are minimal.

The Company enters into indemnification provisions under its agreements with other companies in its ordinary course of business, typically with business partners, contractors, vendors and customers.  Under these provisions the Company generally indemnifies and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities.  These indemnification provisions generally survive termination of the underlying agreement.  The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited.  The Company has not incurred material costs related to these indemnification agreements.  Accordingly, the Company has not accrued any related liabilities.

Legal Proceedings

The Company is party to various matters, both as plaintiff and as defendant, arising in the ordinary course of business.  In June 2010, the Company entered into negotiations to settle an existing claim related to patent infringement, leading to the Company’s issuance of a note payable to the plaintiff in the amount of $2,231,000.  The amount is to be repaid in accordance with a payments

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

schedule over the next five years.  The note payable has been recorded at its present value in the Company’s financial statements.

Management does not expect the outcome of the remaining legal matters to have a materially adverse effect on the Company’s financial position, results of operations or cash flows.

10.                     Common Stock

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors.  Dividends may be paid to holders of common stock when and if declared by the Board of Directors.  Since inception of the Company, no dividends have been declared or paid.

Per the terms of the common stock agreement underlying shares of common stock, the Company’s stockholders and the Company have the right of first refusal on any sale or transfer of common stock at the purchase price offered to the selling stockholder.

The Company will, at all times, reserve for issuance such number of shares of common stock as shall then be issuable upon the exercise of all outstanding common stock options and warrants.

11.                     Stock Option Plan

In 1994, the Company adopted the 1994 Incentive Stock Option Plan (the “Plan”).  The Plan provides for the grant of options that are intended to qualify as incentive stock options (“Incentive Stock Options”) to certain employees.  As of September 30, 2009, there were 786,000 shares authorized for issuance under the Plan and it is the Company’s intention to issue new shares of common stock when options are exercised.

In October 2009, the Board of Directors amended the Certificate of Incorporation and authorized an additional 1,500,000 shares of common stock.  Of these 1,500,000 additional shares, 375,000 were to be reserved for issuance under the Plan, making the total number of shares authorized under the Plan 1,161,000 as of September 30, 2010.

The Plan is administered by the Board of Directors or by a committee of the Board of Directors, which determines to whom options are granted, the number of shares subject to such options, exercise prices and other terms and conditions of the option contract.

The exercise price of incentive stock options granted under the Plan must be at least equal to the fair value of the shares subject to such option on the date of grant, while the exercise price of any incentive stock option granted to any participant who owns stock possessing more than 10% of the total combined voting power of the Company’s outstanding capital stock must be at least equal to 110% of the fair value of the shares subject to such option on the date of grant.  The term of each incentive stock option granted pursuant to the Plan cannot exceed ten years, while the term of any incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of the Company’s outstanding capital stock cannot exceed five years.  Options become exercisable at such times and in such installments as is provided in the option contract for each individual option which generally is for a period of five years.

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009
Unaudited

In September 2007, the Company provided current employee holders of stock options with an exercise price of $17 or $19 per share (“Qualifying Options”) the opportunity to receive new options in exchange for the cancellation of their existing qualifying options at a fair market value exercise price of $7.25.  Half of the new options are subject to the same remaining vesting schedule as the qualifying options; the other half vest in annual 20% installments on each of the first five anniversaries of the new option grant date.  This event resulted in 85,050 qualifying options being canceled and 42,525 new options granted.  The grant term of the new options is ten years.  These new options will no longer qualify as incentive stock options.

Transactions under the Plan are summarized as follows:

		Weighted
		Average
	Number	Exercise
	of Options	Price

Outstanding at March 31, 2009	$709,230	$5.38
Granted	86,000	7.25
Exercised	—
Canceled	(54,180)	6.73
Outstanding at September 30, 2009	$741,050	$5.50
Outstanding at March 31, 2010	$702,800	$5.49
Granted	62,750	7.25
Exercised	—
Canceled	(19,950)	6.85
Outstanding at September 30, 2010	$745,600	$5.49
Weighted average grant date calculated value of options granted in period ended September 30, 2009	$2.06
Weighted average grant date calculated value of options granted in period ended September 30, 2010	$2.08
Options available for future grant at September 30, 2009	44,950
Options available for future grant at September 30, 2010	415,400

During the periods ended September 30, 2009 and 2010, the Company utilized the calculated value method for valuing options granted during the year.  Significant assumptions used in this calculation are noted below:

Expected term	8 years
Volatility	20%
Risk-free interest rate	1.71% - 2.55%
Dividend	0%

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

Pursuant to the authoritative guidance on stock compensation, the expected volatility assumption used by the Company is based on the historical volatility of comparable public companies in the Company’s industry as the Company’s common stock activity is too infrequent to accurately determine volatility for its own stock.  The Company bases its expected life assumption on its historical experience and on the terms and conditions of the stock options it grants to employees.

At September 30, 2010 and 2009, total compensation expense related to nonvested options not yet recognized under the guidance is approximately $506,000 and $525,000, respectively, which will be recognized over the next five years.  Total compensation expense, related to stock options, for the periods ended September 30, 2010 and 2009 was approximately $112,000 and $209,000 respectively.  The total calculated value of options which were granted and partially vested during fiscal year 2010 and 2009 is approximately $1,140,000 and $1,028,000, respectively.

The aggregate intrinsic value of options outstanding at September 30, 2010 is $0.  Aggregate intrinsic value represents the value of the Company’s common stock on September 30, 2010 in excess of the exercise price multiplied by the number of options outstanding.

Summarized information about options outstanding at September 30, 2010 is as follows:

	Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	of Options	Life	Price	of Options	Price
$4.00	364,500	3.46	$4.00	342,040	$4.00
4.40	15,000	3.71	4.40	14,000	4.40
7.25	361,100	7.48	7.25	116,422	7.25
7.98	5,000	7.07	7.98	3,500	7.98
	745,600			475,962

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

12.                     Income Taxes

The components of the net deferred tax asset/ (liability) are as follows:

	September 30,
	2010	2009

Net operating loss carryforwards	$4,886,382	$3,893,645
Credit carryforwards	801,840	774,888
Reserves not currently deductible	390,319	436,894
Accruals not currently deductible	842,933	245,719
Depreciation and amortization	281,894	304,370
Deferred Revenue	13,077	36,221
Other deferred tax assets	72,452	61,656
Net deferred tax asset	7,288,897	5,753,393
Deferred tax asset valuation allowance	(7,288,897)	(5,753,393)
	$—	$—

At September 30, 2010 and 2009, the Company has provided a full valuation allowance for the net deferred tax asset since it is more likely than not that these future benefits will not be realized.  If the Company achieves future profitability, a significant portion of these deferred tax assets could be available to offset future income taxes.

At September 30, 2010, the Company had available net operating loss carryforwards for federal and state tax purposes of approximately $13,520,000 and $4,618,000, respectively.  These loss carryforwards may be utilized to offset future taxable income and begin to expire in 2021 and 2013, respectively.

The Company also had available research and development credit carryforwards to offset future federal and state taxes of approximately $424,000 and $457,000, respectively, which begin to expire in 2017 and 2013.

Ownership changes, as defined in the Internal Revenue Code, may limit the amount of net operating loss and credit carryforwards that can be utilized annually.

13.                     Defined Contribution Plan

Effective September 1, 2000, the Company’s existing profit-sharing plan was revised and amended to incorporate a 401(k) tax deferred payroll deduction program which also permits an employer match and a profit-sharing contribution.  Under the 401(k) plan, employees may contribute a tax-deferred amount as defined in the plan rules.  The Company may contribute to the program, by matching funds based on a percentage of the employee’s contributions, and it is also permitted to make a profit-sharing contribution, as determined annually at the discretion of the Board of Directors.  The 401(k) Company match was $58,000 and $59,000, respectively, in the periods ended September 30, 2010 and 2009.

Cambridge Research & Instrumentation, Inc.

Notes to Financial Statements

September 30, 2010 and 2009

Unaudited

14.                     Subsequent Events

The Company has evaluated the impact of events occurring subsequent to September 30, 2010 through December 10, 2010.  On December 8, 2010, the Company entered into a transaction where by a third party purchased 100% of the Company’s outstanding stock.